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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements File No.'s 333-29485, 333-57163, 333-92149, 333-95487,
333-90353, 033-28483, 333-49796, 333-54784 and 333-54786.




/s/ ARTHUR ANDERSEN LLP


Orange County, California
March 7, 2001